UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

OUTSET MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39513	20-0514392
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3052 Orchard Drive., San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 231-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2025, Outset Medical, Inc., a Delaware corporation (the “Company”) filed with the Delaware Secretary of State a Certificate of Correction of the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Correction”). The Certificate of Correction corrected a mathematical formula in Section 7.1 of the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock that, due to a scrivener’s error, incorrectly referred to a “numerator” where it should have referred to a “denominator” and to a “denominator” where it should have referred to a “numerator.”

The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the referenced document, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On March 7, 2025, following the stockholder approval of the Company’s issuance of shares of Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”) and shares of Company common stock issuable upon the conversion thereof to certain of the Company’s directors, officers and employees at the special meeting of stockholders on March 5, 2025 (the “Special Meeting”), the Company issued 19,432 shares of Series A Preferred Stock to certain of the Company’s directors, officers and employees.

On March 10, 2025, following the stockholder approval of the Company’s issuance of common stock in excess of 20% of the Company’s then outstanding shares of common stock at the Special Meeting, 842,753 shares of Series A Preferred Stock converted into 210,688,250 shares of the Company’s common stock. As a result of the conversion, there are now 265,493,926 shares of the Company’s common stock issued and outstanding and 20,587 shares of the Series A Preferred Stock remain issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Correction of the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2025	OUTSET MEDICAL, INC.

	By:	/s/ John Brottem
John Brottem
General Counsel and Secretary